Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

PALO ALTO, Calif. – May 9, 2012 – CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its second quarter of fiscal year 2012 ended March 30, 2012.

“In the second quarter, CPI’s core programs continued to perform well and present us with opportunities for continued growth,” said Joe Caldarelli, chief executive officer of CPI.  “Our defense market remains stable and strong, enhanced by momentum in a few of our large radar programs.  Our medical market is steady, supported by solid demand for our radiation therapy business and from periodic x-ray imaging programs in Russia.  Although there were some timing issues and sales delays in our commercial communications business this quarter, the underlying market conditions and our orders intake remain favorable.  In addition, notwithstanding the conclusion of our involvement in the first increment of the WIN-T program, demand for our core military communications products has continued to grow.”

CPI generated total sales of $96.5 million in the second quarter of fiscal 2012, representing a two percent increase from the $95.0 million in sales generated in the same quarter of fiscal year 2011.

•  In the defense market, the sales level was effectively unchanged.
•  In the medical market, sales increased 22 percent, primarily because of higher sales of products used in x-ray imaging applications.
•  In the communications market, sales decreased 13 percent due to the expected reduction in sales to support the Warfighter Information Network – Tactical (WIN-T) military communications program.  CPI had anticipated lower sales for this program because its involvement in Increment One of the WIN-T program was largely completed in fiscal year 2011.

In the first six months of fiscal 2012, CPI booked total orders of $196 million, producing a book-to-bill ratio of 1.03.  During the same six-month period of the previous fiscal year, CPI booked total orders of $208 million, which included $18.1 million in orders to support a one-time counter-improvised explosive device (counter-IED) program that was completed in fiscal 2011.  Excluding this non-recurring program, orders for CPI’s products increased by three percent in the most recent six-month period.  As of March 30, 2012, the company’s order backlog totaled $255 million.

•  In the defense market, orders decreased 10 percent due to the expected absence of orders for the aforementioned non-recurring counter-IED program.  Excluding this program, core defense orders increased 12 percent, primarily as a result of higher orders for products to support the Aegis weapons system and certain other radar systems.
•  In the medical market, the orders level was effectively unchanged.
•  In the communications market, orders decreased three percent, primarily as a result of lower orders to support certain commercial communications applications.  Orders to support military communications applications were higher.

Net loss in the second quarter of fiscal 2012 was $0.3 million, an improvement from the $14.1 million net loss in the same quarter of the previous fiscal year.  The second quarter of fiscal 2011 included significant expenses related to the acquisition of CPI by Veritas Capital in February 2011, including $10.8 million in strategic alternative transaction expenses, that did not recur in the most recent quarter.  However, in comparison to the same quarter of the prior year, certain other expenses increased in the second quarter of fiscal 2012 as a result of the acquisition, including a $1.0 million increase in amortization of acquisition-related intangibles due to the revaluation of intangible assets in connection with the acquisition and a $0.6 million increase in interest expense due to the refinancing of the company in connection with the acquisition.  Net loss in the most recent quarter was also negatively impacted by the effect of high costs for several development programs on the company’s gross profit during the quarter.

CPI’s adjusted EBITDA for the second quarter of fiscal 2012 equaled $14.2 million, as compared to $15.5 million in the same quarter of fiscal 2011.  Adjusted EBITDA in the most recent quarter was negatively impacted by the effect of high costs for several development programs on the company’s gross profit.

As of March 30, 2012, CPI had cash and cash equivalents totaling $33.4 million.  For the 12-month period ending on that date, cash flow from operating activities totaled $22.3 million and free cash flow totaled $14.0 million.  Adjusted free cash flow, which excludes certain non-recurring, unusual or other items, was $13.6 million for the 12 months ending on March 30, 2012.

Fiscal 2012 Outlook

CPI is reconfirming the following previously issued guidance for fiscal 2012:

•  Total sales of between $380 million and $395 million;
•  Adjusted EBITDA of between $63 million and $65 million; and
•  Adjusted free cash flow of more than $17 million.

Financial Community Conference Call

In conjunction with this announcement, CPI will hold a conference call on Thursday, May 10, 2012 at 11:00 a.m. (EDT) that will be broadcast live simultaneously over the Internet on the company’s Web site.  To participate in the conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 77582090 and ask for the CPI International Second Quarter Fiscal 2012 Financial Results Conference Call.  To access the call via the Internet, please visit http://investor.cpii.com and click “Events.”

About CPI International Holding Corp.

CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC, a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications.  Communications & Power Industries LLC develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Non-GAAP Supplemental Information

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures.  EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization.  Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash, unusual or other items.  EBITDA margin represents EBITDA divided by sales.  Adjusted EBITDA margin represents adjusted EBITDA divided by sales.  Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees.  Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring, unusual or other items.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business.  In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses.  Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies.  Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements.  These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental laws and regulations; and inability to obtain raw materials and components.  These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI International Holding Corp.
and Subsidiaries

CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Fiscal Year
	2012	2011
	Three Months Ended March 30, 2012	February 11 to April 1, 2011	January 1 to February 10, 2011	Three Months Ended April 1, 2011
	Successor (1)	Successor (1)	Predecessor (1)	Combined (2)
Sales	$96,457	$59,804	$35,203	$95,007
Cost of sales, including $3,567 of utilization of net increase in cost basis of inventory due to purchase accounting for the period February 11 to April 1, 2011	70,349	43,996	27,305	71,301
Gross profit	26,108	15,808	7,898	23,706
Operating costs and expenses:
Research and development	3,639	2,163	1,864	4,027
Selling and marketing	5,695	2,702	3,020	5,722
General and administrative	6,021	3,125	5,537	8,662
Amortization of acquisition-related intangible assets	3,733	2,429	313	2,742
Strategic alternative transaction expenses	-	8,785	2,011	10,796
Total operating costs and expenses	19,088	19,204	12,745	31,949
Operating income (loss)	7,020	(3,396)	(4,847)	(8,243)
Interest expense, net	6,827	4,138	2,077	6,215
Loss on debt extinguishment, net	-	134	-	134
Income (loss) before income taxes	193	(7,668)	(6,924)	(14,592)
Income tax expense (benefit)	510	(495)	28	(467)
Net loss	(317)	(7,173)	(6,952)	(14,125)

Other comprehensive income, net of tax
Unrealized gain on cash flow hedges, net of tax	579	225	187	412
Unrealized actuarial gain and amortization of prior service cost for pension liability, net of tax	-	-	175	175
Total other comprehensive income, net of tax	579	225	362	587
Comprehensive income (loss)	$262	$(6,948)	$(6,590)	$(13,538)

(1)	“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011 merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

(2)	Represents the combined results of Successor for the period February 11, 2011 through April 1, 2011 and Predecessor for the period January 1, 2011 through February 10, 2011. This presentation of the combined results of operations for the three months ended April 1, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined operating results for this period with past and future periods.

CPI International Holding Corp.
and Subsidiaries

CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)

	Fiscal Year
	2012	2011
	Six Months Ended March 30, 2012	February 11 to April 1, 2011	October 2, 2010 to February 10, 2011	October 2, 2010 to February 10, 2011
	Successor (1)	Successor (1)	Predecessor (1)	Combined (2)
Sales	$189,438	$59,804	$124,223	$184,027
Cost of sales, including $3,567 of utilization of net increase in cost basis of inventory due to purchase accounting for the period February 11 to April 1, 2011	138,959	43,996	91,404	135,400
Gross profit	50,479	15,808	32,819	48,627
Operating costs and expenses:
Research and development	7,027	2,163	4,994	7,157
Selling and marketing	11,136	2,702	8,264	10,966
General and administrative	12,173	3,125	11,853	14,978
Amortization of acquisition-related intangible assets	8,588	2,429	999	3,428
Strategic alternative transaction expenses	-	8,785	4,668	13,453
Total operating costs and expenses	38,924	19,204	30,778	49,982
Operating income (loss)	11,555	(3,396)	2,041	(1,355)
Interest expense, net	13,653	4,138	5,788	9,926
Loss on debt extinguishment, net	-	134	-	134
Loss before income taxes	(2,098)	(7,668)	(3,747)	(11,415)
Income tax (benefit) expense	(142)	(495)	983	488
Net loss	(1,956)	(7,173)	(4,730)	(11,903)

Other comprehensive income, net of tax
Unrealized gain on cash flow hedges, net of tax of	1,044	225	284	509
Unrealized actuarial gain and amortization of prior service cost for pension liability, net of tax	-	-	175	175
Total other comprehensive income, net of tax	1,044	225	459	684
Comprehensive loss	$(912)	$(6,948)	$(4,271)	$(11,219)

(1)	“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011 merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

(2)	Represents the combined results of Successor for the period February 11, 2011 through April 1, 2011 and Predecessor for the period October 2, 2010 through February 10, 2011. This presentation of the combined results of operations for the six months ended April 1, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined operating results for this period with past and future periods.

CPI International Holding Corp.
and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 30,	September 30,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$33,401	$34,955
Restricted cash	2,465	2,370
Accounts receivable, net	47,271	45,610
Inventories	82,017	78,296
Deferred tax assets	14,146	14,414
Prepaid and other current assets	7,494	6,486
Total current assets	186,794	182,131
Property, plant, and equipment, net	81,006	81,675
Deferred debt issue costs, net	13,028	14,073
Intangible assets, net	253,391	262,232
Goodwill	178,730	178,983
Other long-term assets	5,399	5,205
Total assets	$718,348	$724,299

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$9,900	$1,500
Accounts payable	28,456	27,188
Accrued expenses	21,295	27,301
Product warranty	4,979	5,607
Income taxes payable	3,288	2,912
Advance payments from customers	14,323	14,661
Total current liabilities	82,241	79,169
Deferred income taxes	87,444	87,268
Long-term debt, less current portion	352,604	361,697
Other long-term liabilities	6,580	6,269
Total liabilities	528,869	534,403
Commitments and contingencies
Stockholders’ equity
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	-	-
Additional paid-in capital	198,059	197,564
Accumulated other comprehensive loss	(141)	(1,185)
Accumulated deficit	(8,439)	(6,483)
Total stockholders’ equity	189,479	189,896
Total liabilities and stockholders' equity	$718,348	$724,299

CPI International Holding Corp.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year
	2012	2011
	Six Months Ended March 30, 2012	February 11 to April 1, 2011	October 2, 2010 to February 10, 2011
	Successor (1)	Successor (1)	Predecessor (1)
Cash flows from operating activities
Net cash provided by (used in) operating activities	$3,859	$(4,885)	$4,277

Cash flows from investing activities
Capital expenditures	(4,363)	(957)	(2,434)
Acquisitions	(300)	(370,490)	-
Payment of patent application fees	-	-	(6)
Net cash used in investing activities	(4,663)	(371,447)	(2,440)

Cash flows from financing activities
Equity investment, net	-	197,144	-
Proceeds from issuance of CPII's senior notes	-	208,550	-
Borrowings under CPII's term loan facility	-	143,815	-
Debt issue costs	-	(2,980)	-
Redemption and repurchase of Predecessor's senior subordinated notes and floating rate notes	-	(129,000)	-
Repayment of borrowings under Predecessor's term loan facility	-	(66,000)	-
Repayment of borrowings under CPII's term loan facility	(750)	(375)	-
Payment for Predecessor's senior credit facilities agreement amendment	-	-	(379)
Proceeds from issuance of common stock to employees	-	-	217
Proceeds from exercise of stock options	-	-	174
Excess tax benefit on stock option exercises	-	-	2,191
Net cash (used in) provided by financing activities	(750)	351,154	2,203

Net (decrease) increase in cash and cash equivalents	(1,554)	(25,178)	4,040
Cash and cash equivalents at beginning of period	34,955	46,869	42,829
Cash and cash equivalents at end of period	$33,401	$21,691	$46,869

Supplemental cash flow disclosures
Cash paid for interest	$12,680	$1,352	$6,451
Cash paid (received) for income taxes, net of refunds	$(23)	$665	$6,284

(1)	“Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011 merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

CPI International Holding Corp.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(in thousands - unaudited)

		Three Months Ended		Six Months Ended
		March 30,	April 1,	March 30,	April 1,
		2012	2011 (1)	2012	2011 (1)
Net loss		$(317)	$(14,125)	$(1,956)	$(11,903)
Depreciation and amortization		6,484	4,965	14,044	7,788
Interest expense, net		6,827	6,215	13,653	9,926
Income tax expense (benefit)		510	(467)	(142)	488
EBITDA		13,504	(3,412)	25,599	6,299

Adjustments to exclude certain non-recurring, non-cash or other unusual items:
Stock-based compensation expense	(2)	274	4,077	495	4,867
Loss on debt extinguishment	(3)	-	134	-	134
Merger expenses	(4)	-	10,796	-	13,453
Write-off of inventory step-up	(5)	7	3,567	7	3,567
Veritas Capital management fee	(6)	428	300	850	300
Total adjustments		709	18,874	1,352	22,321
Adjusted EBITDA		$14,213	$15,462	$26,951	$28,620

EBITDA margin	(7)	14.0%	(3.6%)	13.5%	3.4%
Adjusted EBITDA margin	(8)	14.7%	16.3%	14.2%	15.6%
Net income margin	(9)	(0.3%)	(14.9%)	(1.0%)	(6.5%)

(1)		For the three months ended April 1, 2011, based on the combined results of CPI International Holding Corp. for the period February 11, 2011 through April 1, 2011, and the predecessor, CPI International, Inc. (the “Predecessor”), for the period January 1, 2011 through February 10, 2011. For the six months ended April 1, 2011, based on the combined results of CPI International Holding Corp. for the period February 11, 2011 through April 1, 2011, and the Predecessor for the period October 2, 2010 through February 10, 2011. This presentation of the combined results of operations for the three and six months ended April 1, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined operating results for fiscal year 2012 with its results for fiscal year 2011.

(2)		For the periods ended April 1, 2011, represents a charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to CPI’s Employee Stock Purchase Plan, including for the acceleration of vesting of stock options in conjunction with the sale of the Predecessor. For the periods ended March 30, 2012, represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.

(3)		Represents bond tender fees and other related expenses related to the retirement of debt obligations of the Predecessor, net of a gain from debt repayment at less than fair value.

(4)		Represents non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services rendered in conjunction with the sale of the company. Also includes cash payments for the unvested portion of restricted stock awards for which vesting was accelerated.

(5)		Represents a non-cash charge for utilization of the net increase in cost basis of inventory that resulted from purchase accounting in connection with the sale of the company for periods ended April 1, 2011, and in connection with the purchase of Freeland Products, Inc. for the periods ended March 30, 2012.

(6)		Represents a management fee payable to Veritas Capital for advisory and consulting services.

(7)		Represents EBITDA divided by sales.

(8)		Represents adjusted EBITDA divided by sales.

(9)		Represents net income divided by sales.

CPI International Holding Corp.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(in thousands - unaudited)

		Twelve Months Ended
		March 30,
		2012
Net cash provided by operating activities		$22,311
Capital expenditures		(8,324)
Payment of patent application fees		(4)
Free cash flow		13,983

Adjustments to exclude certain non-recurring or other unusual items:
Cash paid for merger expenses, net of taxes	(1)	1,105
Cash paid for Veritas Capital advisory fee, net of taxes	(2)	922
Cash received for prior year transfer pricing audit	(3)	(2,380)
Total adjustments		(353)
Adjusted free cash flow		$13,630

Free cash flow		$13,983
Net loss		$(1,266)

(1)		Represents cash paid, net of income taxes, for: (i) fees for investment bankers, attorneys, other professional services and for transaction costs in connection with the sale of the company, and (ii) cash payments for the unvested portion of restricted stock awards for which vesting was accelerated in connection with the sale of the company.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services, net of income taxes.

(3)		Represents payments received with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division in fiscal years 2001 and 2002. The Company considers this a non-recurring source of cash as it pertains to previous years.